Exhibit 99.2

 JUNE 2023  MEI Pharma & Infinity Pharmaceuticals Merger and Clinical Program Update

 A Transaction with Potential to Create Significant Opportunities and Build Value  2  TODAY’S AGENDA  Welcome and Overview  David Urso, President & CEO (MEIP and combined company)   Eganelisib  Dr. Robert Ilaria, Jr., Chief Medical Officer (INFI and combined company)   Dr. Ezra Cohen  Chief Medical Officer, Oncology, Tempus Most recently, Chief, Division of Hematology-Oncology, and Associate Director of Clinical Science at UC San Diego Moores Cancer Center  Nick Abbott, PhD.  Former sellside analyst with 35 years biotech experience, most recently at Wells Fargo  Voruciclib & ME-344  Dr. Richard Ghalie, Chief Medical Officer (MEIP)  Nick Abbott, PhD  Conclusion  David Urso, President & CEO

 3  Cautionary Statement Regarding Forward-Looking Statements  Certain statements contained in this presentation may be considered forward-looking statements within the meaning of the federal securities law. Such statements are based upon current plans, estimates and expectations of the management of MEI and Infinity that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than historical facts, including statements regarding: the expected timing of the closing of the proposed merger; the ability of the parties to complete the proposed merger considering the various closing conditions; the expected benefits of the proposed merger, including estimations of anticipated cost savings and cash runway; the competitive ability and position of the combined company; the potential, safety, efficacy, and regulatory and clinical progress of the combined company’s product candidates, including the anticipated timing for initiation of clinical trials and release of clinical trial data and the expectations surrounding potential regulatory submissions, approvals and timing thereof; the sufficiency of the combined company’s cash, cash equivalents and short-term investments to fund operations; and any assumptions underlying any of the foregoing, are forward-looking statements. Important factors that could cause actual results to differ materially from MEI’s and Infinity’s plans, estimates or expectations could include, but are not limited to: (i) the risk that the proposed merger may not be completed in a timely manner or at all, which may adversely affect MEI’s and Infinity’s businesses and the price of their respective securities; (ii) uncertainties as to the timing of the consummation of the proposed merger and the potential failure to satisfy the conditions to the consummation of the proposed merger, including obtaining stockholder and regulatory approvals; (iii) the proposed merger may involve unexpected costs, liabilities or delays; (iv) the effect of the announcement, pendency or completion of the proposed merger on the ability of MEI or Infinity to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom MEI or Infinity does business, or on MEI’s or Infinity’s operating results and business generally; (v) MEI’s or Infinity’s respective businesses may suffer as a result of uncertainty surrounding the proposed merger and disruption of management’s attention due to the proposed merger; (vi) the outcome of any legal proceedings related to the proposed merger or otherwise, or the impact of the proposed merger thereupon; (vii) MEI or Infinity may be adversely affected by other economic, business, and/or competitive factors; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement and the proposed merger; (ix) restrictions during the pendency of the proposed merger that may impact MEI’s or Infinity’s ability to pursue certain business opportunities or strategic transactions; (x) the risk that MEI or Infinity may be unable to obtain governmental and regulatory approvals required for the proposed merger, or that required governmental and regulatory approvals may delay the consummation of the proposed merger or result in the imposition of conditions that could reduce the anticipated benefits from the proposed merger or cause the parties to abandon the proposed merger; (xi) risks that the anticipated benefits of the proposed merger or other commercial opportunities may otherwise not be fully realized or may take longer to realize than expected; (xii) the impact of legislative, regulatory, economic, competitive and technological changes; (xiii) risks relating to the value of MEI shares to be issued in the proposed merger; (xiv) the risk that integration of the proposed merger post-closing may not occur as anticipated or the combined company may not be able to achieve the benefits expected from the proposed merger, as well as the risk of potential delays, challenges and expenses associated with integrating the combined company’s existing businesses; (xv) exposure to inflation, currency rate and interest rate fluctuations, as well as fluctuations in the market price of MEI’s and Infinity’s traded securities; (xvi) the impact of the COVID-19 pandemic on MEI’s and Infinity’s industry and individual companies, including on counterparties, the supply chain, the execution of clinical development programs, access to financing and the allocation of government resources; (xvii) final data from pre-clinical studies and completed clinical trials may differ materially from reported interim data from ongoing studies and trials; (xviii) costs and delays in the development and/or U.S. Food and Drug Administration (“FDA”) approval, or the failure to obtain such approval, of the combined company’s product candidates; (xix) regulatory authorities may not agree with the design or results of clinical studies and as a result future clinical studies may be subject to holds; (xx) uncertainties or differences in interpretation in clinical trial results; (xxi) the combined company’s inability to maintain or enter into, and the risks resulting from dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any product candidates; and (xxii) the ability of MEI or Infinity to protect and enforce intellectual property rights; and (xxiii) the unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as MEI’s and Infinity’s response to any of the aforementioned factors. Additional factors that may affect the future results of MEI and Infinity are set forth in their respective filings with the United States Securities and Exchange Commission (the “SEC”), including the section entitled “Risk Factors” in the Registration Statement on Form S-4 that was declared effective by the SEC on June 6, 2023 and each of MEI’s and Infinity’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. See in particular MEI’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022 in Part I, Item 1A, “Risk Factors,” and Infinity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, in Part I, Item 1A, “Risk Factors.” The risks and uncertainties described above and in the SEC filings cited above are not exclusive and further information concerning MEI and Infinity and their respective businesses, including factors that potentially could materially affect their respective businesses, financial conditions or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this presentation. While MEI and Infinity may elect to update such forward-looking statements at some point in the future, they disclaim any obligation to do so, other than as may be required by law, even if subsequent events cause their views to change.     This presentation contains hyperlinks to information that is not deemed to be incorporated by reference.

 Additional Information  4  Important Information about the Merger and Where to Find It     This communication relates to a proposed transaction between Infinity Pharmaceuticals, Inc. (“Infinity”) and MEI Pharma, Inc. (“MEI”). In connection with the proposed merger, MEI filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement of MEI and Infinity (the “Joint Proxy Statement/Prospectus) that also constitutes a prospectus of MEI. The registration statement on Form S-4 was declared effective by the SEC on June 6, 2023. MEI and Infinity have each filed and mailed the Joint Proxy Statement/Prospectus to their respective stockholders. INVESTORS AND MEI’S AND INFINITY’S RESPECTIVE STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED BY EACH OF MEI AND INFINITY WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. Investors and stockholders may obtain a free copy of the Joint Proxy Statement/Prospectus and other documents containing important information about MEI and Infinity from the SEC’s website at www.sec.gov. MEI and Infinity make available free of charge at www.meipharma.com and www.infi.com, respectively (in the “Investors” and “Investors/Media” sections, respectively), copies of materials they file with, or furnish to, the SEC.     Participants in the Solicitation     MEI, Infinity and their respective directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of MEI and Infinity in connection with the proposed merger. Securityholders may obtain information regarding the names, affiliations and interests of MEI’s and Infinity’s directors and executive officers in the Joint Proxy Statement/Prospectus which may be obtained free of charge from the SEC’s website at www.sec.gov, MEI’s investor website at https://www.meipharma.com/investors and Infinity’s investor website at https://investors.infi.com/.     No Offer or Solicitation     This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

 A Transaction with Potential to Create Significant Opportunities and Build Value  5  TODAY’S AGENDA  Welcome and Overview  David Urso, President & CEO (MEIP and combined company)   Eganelisib  Dr. Robert Ilaria, Jr., Chief Medical Officer (INFI and combined company)   Dr. Ezra Cohen  Chief Medical Officer, Oncology, Tempus Most recently, Chief, Division of Hematology-Oncology, and Associate Director of Clinical Science at UC San Diego Moores Cancer Center  Nick Abbott, PhD.  Former sellside analyst with 35 years biotech experience, most recently at Wells Fargo  Voruciclib & ME-344  Dr. Richard Ghalie, Chief Medical Officer (MEIP)  Nick Abbott, PhD  Conclusion  David Urso, President & CEO

 A Combined Company with Significant Opportunities for Value Creation  6  Three differentiated, promising, clinical candidates based on solid science and data*  Pipeline led by planned eganelisib Phase 2 Study in Squamous cell carcinoma of the head & neck (SCCHN)  Voruciclib + Venclexta® P1 Study: Initial Results ~YE 2023  ME-344 + Avastin® P1 Study: Initial Results ~YE 2023  Eganelisib + Keytruda® P2 Study:   Initial Safety/Efficacy 2H 2024  Utilize understandings of biology to overcome resistance mechanisms of standard of care therapies  Anticipated Cash at closing of ~$100M expected to fund operations to mid-2025 and clinical data over the next ~6-24 months  Experienced Leadership Team  Advance potential first-in-class programs to value creating transactions or commercialization  *Dates refer to expected timelines.

 Leadership with Extensive Industry and Oncology Drug Development Expertise  7  EXECUTIVE LEADERSHIP   David Urso | Chief Executive Officer  Robert Ilaria Jr., MD | Chief Medical Officer  Stéphane Peluso PhD | Chief Scientific Officer  BOARD   David Urso  Norman C. Selby (Chair)  Charles V. Baltic III, JD  Richard Gaynor, MD  Daniel Gold, PhD  Sujay Kango  Adelene Perkins  Thomas Reynolds, MD, PhD

 3 Clinical-Stage Oncology Programs Expected to be Funded Through Mid-2025  8  INVESTIGATIONAL AGENTS  THERAPEUTIC AREA  COMBINATION  PHASE 1/1B  PHASE 2  PHASE 3  Initial Clinical Data*  Eganelisib  Oral PI3K Gamma Inhibitor  Head & Neck Squamous Cell Carcinoma1  1L Recurrent  KEYTRUDA®  2H 2024  Voruciclib  Oral CDK9 Inhibitor  Acute Myeloid Leukemia  Relapsed/refractory (2L+)  VENCLEXTA®  ~YE 2023  ME-344  Mitochondrial Inhibitor  Colorectal Cancer 2  Relapsed  AVASTIN®  ~YE 2023  Study in planning.  Study pending initiation.  Abbreviated pipeline of combined company  * Expected timing.

 TRANSACTION STRUCTURE  Stock-for-stock merger: Infinity stockholders will receive shares of MEI common stock   Infinity will become a wholly owned subsidiary of MEI pharma  Pro forma outstanding equity of the combined company post-closing: Approximately 58% MEI and approximately 42% Infinity  Combined company will continue to trade on Nasdaq under a new name: Kimbrx Therapeutics  Expected transaction closing by mid 2023  Approved by both companies’ boards  Projected approximately $100 million in cash, cash equivalents, and short-term investments at closing  Subject to approval by stockholders of both companies, as well as customary closing conditions and regulatory approvals  APPROVALS AND CLOSING  Transaction Summary  9  SPECIAL MEETING DATES  MEI and Infinity Special Meetings Scheduled for July 14, 2023

 INVESTIGATIONAL AGENTS  THERAPEUTIC AREA  COMBINATION  PHASE 1/1B  PHASE 2  PHASE 3  Initial Clinical Data*  Eganelisib  Oral PI3K Gamma Inhibitor  Head & Neck Squamous Cell Carcinoma1  1L Recurrent  KEYTRUDA®  2H 2024  Voruciclib  Oral CDK9 Inhibitor  Acute Myeloid Leukemia  Relapsed/refractory (2L+)  VENCLEXTA®  ~YE 2023  ME-344  Mitochondrial Inhibitor  Colorectal Cancer2  Relapsed  AVASTIN®  ~YE 2023  3 Clinical-Stage Oncology Programs Expected to be Funded Through Mid-2025  10  Study in planning.  Study pending initiation.  Abbreviated pipeline of combined company  * Expected timing.

 Eganelisib: First-in-Class PI3K-�� Inhibitor for Next Generation Macrophage Reprogramming Cancer Immunotherapy

 Cellular IC50  pAKT IC50 (nM)  Eganelisib / IPI-549  Eganelisib is a First-in-Class, Potent and Selective PI3K- Inhibitor with a Strong Scientific Foundation as Next Generation Cancer Immunotherapy  Kaneda et al. Nature 2016 539 437  De Henau et al. Nature, 2016 539 443    Evans et al ACS Med Chem Let 2016 7 862  McGovern et al. AACR-NCI-EORTC 2015 #A192

 Suppressed   T cells  M2-like Macrophages  Growing   Tumor Cells  M1-like Macrophages  Activated   T Cells  Dying  Tumor Cells  Immunosuppressive M2-like Macrophages  Correlate with poor prognosis across most cancers  Support tumor immune evasion, metastasis, angiogenesis  Key contributors to resistance to immunotherapy, targeted therapy, chemotherapy  Activated, Immunostimulatory M1-like Macrophages  Correlate with favorable prognosis across most cancers  Favor response to immunotherapy, targeted therapy, chemotherapy  Reprogramming Tumor Associated Macrophages for Cancer Immunotherapy  Molgora & Colonna Med 2021 2 666  Cassetta & Pollard Nature Rev Drug Disc 2018 17 887   Macrophage Reprogramming  with Eganelisib &   PI3K-�� inhibition

 PI3K-��  PI3K-δ  PI3K-�� is Uniquely Differentiated from Other PI3K Isoforms  vs  PI3K-β  PI3K-α  Myeloid cells  B cells and T-cells  Ubiquitous  Ubiquitous  Immune cell trafficking    Macrophage polarization  B-cell and T-cell  activation and function  Platelet activation  Insulin signaling  Insulin signaling  KO viable, immunodeficiency and immunopathology phenotype  KO viable, immunodeficiency and immunopathology phenotype  Embryonic lethal  Embryonic lethal  Macrophage reprogramming for immunotherapy in solid tumors  B-cell malignancies  PTEN-deleted solid tumors  PI3K- mutated solid tumors  Eganelisib  ZYDELIG®  COPIKTRA®  UKONIQ®  GSK2636771  PIQRAY®  Reversible hepatoxicity, rash, pyrexia to date  Infections, colitis / diarrhea, cutaneous reaction, pneumonitis, hepatoxicity   Gr3 hypophosphatemia and hypocalcemia, rash, fatigue  Cutaneous reaction, hyperglycemia, pneumonitis / interstitial lung disease, diarrhea  vs

 PHASE 1  PHASE 1B  PHASE 2  Key Study Data  ITT mOS of 15.4 mos vs 7.9 mos on Control Arm with HR of 0.621  MARIO Clinical Program Demonstrates Eganelisib Clinical Activity and Safety Across Multiple Combinations and Tumor Types  MARIO-275   2nd Line Urothelial Cancer in combination with Opdivo  ARC-2  TNBC and Ovarian Cancer in combination with etrumadenant and Doxil®   MARIO-1   Checkpoint inhibitor refractory HNSCC and Melanoma in combination with Opdivo  MARIO-3  Frontline Metastatic TNBC in combination with Tecentriq and Abraxane  PD-L1(+) Pts 37.5% 1-year PFS2  PD-L1(–) Pts 34.7% 1-year PFS2  TNBC ORR: 25% vs. 9%3  Ovarian ORR: 75% vs. 14%3  SCCHN ORR (≤ 2 lines): 20%4  Melanoma ORR (≤ 2 lines): 21%5  1. Tomczak et al. ASCO GU 2021; 2. October 8, 2022 Data Snapshot 3. Gardner O et al. SABCS 2020 Triplet Arm (Eganelisib + Etrumadenant + Doxil) versus Doublet Arm (Etrumadenant + Doxil); Doxil® is a registered trademark of Baxter Healthcare Corporation. 4. Cohen et al. SITC 2020; 5. Postow et al. SITC 2020

 PHASE 1  PHASE 1B  PHASE 2  Key Study Data  ITT mOS of 15.4 mos vs 7.9 mos on Control Arm with HR of 0.621  MARIO Clinical Program Demonstrates Eganelisib Clinical Activity and Safety Across Multiple Combinations and Tumor Types  MARIO-275   2nd Line Urothelial Cancer in combination with Opdivo  ARC-2  TNBC and Ovarian Cancer in combination with etrumadenant and Doxil®   MARIO-1   Checkpoint inhibitor refractory HNSCC and Melanoma in combination with Opdivo  MARIO-3  Frontline Metastatic TNBC in combination with Tecentriq and Abraxane  PD-L1(+) Pts 37.5% 1-year PFS2  PD-L1(–) Pts 34.7% 1-year PFS2  TNBC ORR: 25% vs. 9%3  Ovarian ORR: 75% vs. 14%3  SCCHN ORR (≤ 2 lines): 20%4  Melanoma ORR (≤ 2 lines): 21%5  1. Tomczak et al. ASCO GU 2021; 2. October 8, 2022 Data Snapshot 3. Gardner O et al. SABCS 2020 Triplet Arm (Eganelisib + Etrumadenant + Doxil) versus Doublet Arm (Etrumadenant + Doxil); Doxil® is a registered trademark of Baxter Healthcare Corporation. 4. Cohen et al. SITC 2020; 5. Postow et al. SITC 2020

 SCCHN Background  Key risk factors include tobacco and alcohol use, as well as HPV infection  Incidence of HPV-caused SCCHN is increasing over time  Men are over twice as likely to be diagnosed with SCCHN as women  Squamous cell carcinoma accounts for ~90% of all head and neck cancers, with an annual incidence of ~60 K per year (U.S.)  SCCHN Overview  SCCHN Epidemiologyb  TBD  Annual Incidence (U.S., K)  Approximately 1/3 of SCCHN patients are metastatic at diagnosis or become metastatic  2020  2022  2024  2026  2028  2030  0  50  70  60  40  30  20  10  59  61  62  63  64  65  Annual Incidence (U.S., K)  0.9%  Drug-treatable  1L+ Metastatic  Population1  Total SCCHN  Squamous Cell Carcinoma of the Head and Neck (SCCHN)The Patient Experience And Eganelisib Potential   1 Drug-treatable population is defined as “the number of patients per year who become eligible for drug treatment at particular stages of disease and/or for particular lines of therapy,” according to Clarivate DRG.  Source: a SEER; b Clarivate DRG, Nov. 2021; ClearView Analysis.

 Current Landscape in R/M HNSCC  18  Ezra Cohen, MD  FIRST  LINE  SECOND  LINE  THIRD  LINE +  R/M= Recurrent/Metastatic

 Current Landscape in R/M HNSCC  19  Ezra Cohen, MD  Anti-PD1 Monotherapy  PDL1+  Lesser tumor burden  FIRST  LINE  SECOND  LINE  THIRD  LINE +  R/M= Recurrent/Metastatic

 Current Landscape in R/M HNSCC  20  Ezra Cohen, MD  Anti-PD1 Monotherapy  PDL1+  Lesser tumor burden  Anti-PD1 + chemotherapy  PDL1 nil or unknown  Greater tumor burden  FIRST  LINE  SECOND  LINE  THIRD  LINE +  R/M= Recurrent/Metastatic

 Current Landscape in R/M HNSCC  21  Ezra Cohen, MD  Anti-PD1 Monotherapy  PDL1+  Lesser tumor burden  Anti-PD1 + chemotherapy  PDL1 nil or unknown  Greater tumor burden  Chemotherapy +/- EGFRi  aPD-1 unavailable or not preferred   FIRST  LINE  SECOND  LINE  THIRD  LINE +  R/M= Recurrent/Metastatic

 Current Landscape in R/M HNSCC  22  Ezra Cohen, MD  Anti-PD1 Monotherapy  PDL1+  Lesser tumor burden  Anti-PD1 + chemotherapy  PDL1 nil or unknown  Greater tumor burden  Chemotherapy +/- EGFRi  aPD-1 unavailable or not preferred   FIRST  LINE  SECOND  LINE  THIRD  LINE +  Standard UNDEFINED  Dependent on 1st line therapy and performance status  aPD1 naïve  aPD1  Chemotherapy naïve  chemotherapy single or doublet  aEGFRi naïve  cetuximab +/- chemotherapy  R/M= Recurrent/Metastatic

 Current Landscape in R/M HNSCC  23  Ezra Cohen, MD  Anti-PD1 Monotherapy  PDL1+  Lesser tumor burden  Anti-PD1 + chemotherapy  PDL1 nil or unknown  Greater tumor burden  Chemotherapy +/- EGFRi  aPD-1 unavailable or not preferred   FIRST  LINE  SECOND  LINE  THIRD  LINE +  Standard UNDEFINED  Dependent on 1st line therapy and performance status  aPD1 naïve  aPD1  Chemotherapy naïve  chemotherapy single or doublet  aEGFRi naïve  cetuximab +/- chemotherapy  Standard UNDEFINED  Dependent on 2nd line therapy and performance status (often deteriorating)  Single agent  R/M= Recurrent/Metastatic

 Current Landscape in R/M HNSCC  24  Ezra Cohen, MD  Anti-PD1 Monotherapy  PDL1+  Lesser tumor burden  Anti-PD1 + chemotherapy  PDL1 nil or unknown  Greater tumor burden  Chemotherapy +/- EGFRi  aPD-1 unavailable or not preferred   FIRST  LINE  SECOND  LINE  THIRD  LINE +  Standard UNDEFINED  Dependent on 1st line therapy and performance status  aPD1 naïve  aPD1  Chemotherapy naïve  chemotherapy single or doublet  aEGFRi naïve  cetuximab +/- chemotherapy  Standard UNDEFINED  Dependent on 2nd line therapy and performance status (often deteriorating)  Single agent  Clinical Trial   Molecular Testing  R/M= Recurrent/Metastatic

 Pembrolizumab Monotherapy PFS and OS from Keynote-048 in Frontline SCCHN patients with CPS1-19% and CPS >20%  PFS, CPS≥201  OS, CPS≥202  OS, CPS 1-191  PFS, CPS 1-191  1. Burtness et al, J. Clin. Oncol. 2022; 2.Burtness et al, Lancet 2019

 OS, CPS≥202  OS, CPS 1-191  PFS, CPS 1-191  MARIO-8: Egan + Pembro   Potential IO/IO Chemo Free Regimen in Patients with CPS 1-19% and CPS>20%

 MARIO-8 Randomized Phase 2 Study in SCCHN: Optimizing Eganelisib Dosing in Combination with Pembrolizumab  Eganelisib Dosing Regimen 1  +  Pembrolizumab   Placebo +   Pembrolizumab  2:2:1  Using an adaptive design in Part A, the eganelisib dosing regimen decision will be based on available efficacy and safety data from approximately 40-70 patients  Peripheral blood biomarker and PK data may also influence dose choice  First Line Recurrent/Metastatic SCCHN (CPS >1%)  Primary endpoint OS  Key secondary: PFS, safety  Stratification: CPS 1-19% vs >20; HPV status  ~170 pts  Eganelisib Dosing Regimen 2  +  Pembrolizumab   Eganelisib  +  Pembrolizumab   ✅ optimum dose  Placebo  +   Pembrolizumab  Final PFS analysis  +/-Prelim OS  Final OS  PART A  PART B

 MARIO-1: Phase 1 Clinical Study

 MARIO-1: Phase 1/1b Study of Eganelisib Alone and in Combination With Nivolumab in Advanced Solid Tumors (N=224 Patients)  Checkpoint inhibitor-naïve   Immediate prior checkpoint inhibitor-resistant  Checkpoint inhibitor-independent  Checkpoint non-responsive tumors  NSCLC  Melanoma  SCCHN  TNBC  Mesothelioma  Adrenocortical Carcinoma  MDSC High   Combination Dose Escalation  Eganelisib+ Nivolumab  Monotherapy Dose Escalation  Monotherapy Expansion  All Solid Tumors   Combination   Expansion

 Sustained inhibition above the PI3K-g EC90 and below PI3K-d EC50 at Eganelisib doses up to 40 mg  Cycle 2 Day 1  EC90 PI3Kg  EC50 PI3Kd  Eganelisib concentration (mg/mL)  Time (hr)  Note:  EC50/EC90 from ex-vivo whole blood PD assay  PI3Kd:pAKT (S473) in CD19+ B cells  PI3Kg:pAKT (T308) in CD14+ Monocytes  Error bars indicate standard deviation

 Eganelisib Monotherapy Leads to Immune Activation in Peripheral Blood  T Cell Reinvigoration  Day 0  Day 28  Ki67+ of PD1+ memory CD8 (%)  log2FC over baseline  *  N=35  all dose groups combined for monotherapy  *p<.05 T-Test  IFN-�� Responsive Cytokines   CXCL10  Similar results for CXCL9 (not shown)  IFN-�� Responsive Genes   Genes  p-value  log2FC  at Day 28  GBP5  3.0 x 10-6  1.2  GBP1  1.4 x 10-4  .98  GBP4  3.9 x 10-4  .73  GBP6  5.3 x 10-4  1.2  STAT1  2.3 x 10-3  .58  FCGR1A  2.9 x 10-3  1.1  ICAM1  1.5 x 10-2  .45  IRF1  3.3 x 10-2  .31  TRIM21  4.7 x 10-2  .30  N=18  Concentration (pg/mL)  log2FC from baseline  Day 0  Day 28  N=35  *

 Treatment-related Adverse Events Occurring in at Least 5% of Patients or with Any Event of Grade 3 or Highera in the Eganelisib Monotherapy Cohort  Eganelisib dose escalation (Part A) n (%)  Eganelisib dose expansion  (Part D: 60 mg)(n=20) n (%)  10–30 mg (n=12)  40 mg (n=4)  60 mg (n=3)  Any grade  G≥3  Any grade  G≥3  Any grade  G≥3b  Any grade  G≥3b  Any treatment-related TEAE  6 (50)  -  3 (75)  -  2 (67)  2 (67)  14 (70)  8 (40)  AST increased  1 (8)  -  2 (50)  -  1 (33)  1 (33)  9 (45)  6 (30)  ALT increased        2 (50)  -  1 (33)  1 (33)  8 (40)  6 (30)  Pruritus        1 (25)  -     4 (20)  -  Fatigue  1 (8)  -  1 (25)  -        3 (15)  -  Rash maculopapular  1 (8)  -  1 (25)  -        3 (15)  1 (5)  Headache  2 (17)  -              1 (5)  -  Blood ALP increased              1 (33)  -  2 (10)  2 (10)  Dyspnea                    2 (10)  1 (5)  Amylase increased  1 (8)  -              1 (5)  -  Lipase increased  1 (8)  -              1 (5)  -  WBC decreased        1 (25)  -        1 (5)  -  Blood bilirubin increased                    1 (5)  1 (5)  Rash                    1 (5)  1 (5)  Hypercalcemia              1 (33)  1 (33)        aAll events were grade 3 except for grade 4 increases in ALT and bilirubin that both occurred in the same patient.  bNo grade ≥3 events occurred during the DLT observation period (first treatment cycle).  Eganelisib Monotherapy Well Tolerated with No Grade ≥3 Treatment Related Adverse Events up Through 40 mg Dose

 n (%)  Eganelisib dose escalation + nivolumab   (Part C)  Eganelisib + nivolumab dose expansion  (Parts E-H)   40 mg   (n=149)  20 mg   (n=7)  30 mg  (n=12)  40 mg  (n=12)  Any grade  G ≥ 3  Any grade  G ≥ 3b  Any grade  G ≥ 3c  Any grade  G ≥ 3d  Any treatment-related TEAE  4 (57)  1 (14)  9 (75)  4 (33)  9 (75)  5 (42)  110 (74)  58 (39)  Rashe  1 (14)  1(14)  5 (42)  1 (8)  8 (67)  3 (25)  77 (52)  21 (14)  AST increased  1 (8)  -  5 (42)  5 (42)  39 (26)  21 (14)  ALT increased  1 (8)  -  5 (42)  4 (33)  36 (24)  16 (11)  Fatigue  2 (17)  -  28 (19)  -  Nausea  1 (14)  -  1 (8)  21 (14)  2 (1)  Pyrexia  1 (8)  -  1 (8)  -  21 (14)  2 (1)  Blood ALP increased  2 (17)  -  13 (9)  6 (4)  Decreased appetite  12 (8)  -  Diarrhea  2 (17)  -  1 (8)  -  9 (6)  1 (1)  Vomiting  1 (14)  -  1 (8)  -  1 (8)  -  9 (6)  2 (1)  Chills  10 (7)  1 (1)  Arthralgia  9 (6)  -  Myalgia  9 (6)  -   aEganelisib was administered once daily and nivolumab as 240 mg Q2W or 480 mg Q4W.  bGrade 3 events of dermatitis acneiform (n=1), joint effusion (n=1), and lipase increased (n=1) not shown.  cAll events were grade 3 except for grade 4 ALT increased (n=1). Grade 3 event of abdominal pain (n=1).not shown.  dAll events were grade 3 except for grade 4 AST increased (n=1), transaminases increased (n=1), and lymphocyte count decreased (n=1).eIncludes preferred terms pruritis, rash, rash macular, and rash maculopapular.   Treatment-related Adverse Events Occurring in at Least 5% Of Patients in the Eganelisib + Nivolumab Combination Therapy Cohorta  Rapid reversal of   GR3 hepatic events   Patients receiving any dose of eganelisib + nivolumab (N=185)  ≥ GR3 treatment-related hepatic rate = 18%  Median time of onset of first hepatic event = 43 days  Median duration of GR3 was 8.5 days (Q3 =19 days; max = 38 days)  No GR ≥ 3 Hepatic Treatment Related Adverse Events with Eganelisib + Nivolumab up Through 30 mg Eganelisib Dose

 MARIO-275Addition of Eganelisib to Standard of Care Opdivoin I/O Naïve Urothelial Cancer Patients

  FDA Fast-Track Designation  Eganelisib 40/30mg QD**   +  Nivolumab 480 mg Q4W  Placebo  +  Nivolumab 480 mg Q4W  Advanced Platinum Refractory 2nd Line Urothelial Cancer Patients  MDSC all comers (pre-specified and stratified)  PD-L1* status all comers (pre-specified)  Primary objective: ORR in MDSC High  Secondary objectives: DOR, PFS, OS, ORR in Total population + MDSC subset  MARIO-275: Addition of Eganelisib to Standard of Care Nivolumab in I/O Naïve Urothelial Cancer Patients, Including PD-L1(-) Patients  Cross-over  R  PD  DOR, duration of response; MDSC, myeloid-derived suppressor cells; ORR, overall response rate; OS, overall survival; PD-L1, programmed death-ligand 1; PFS, progression-free survival; Q4W, once every four weeks; QD, once a day  *PD-L1 expression measured in baseline/archival tumor biopsies with Dako PD-L1 immunohistochemical 28-8 pharmDx kit approved for nivolumab in UC, except 2 biopsies tested with 22C3 PD-L1 antibody prior to study (Tumor Proportion Score ≥1% cutoff for PD-L1(+))  **Infinity voluntarily paused enrollment in May 2020 and implemented a dose reduction of eganelisib from 40mg QD to 30mg QD to address reversible liver enzyme elevations.   2:1   randomization

 log2FC from baseline  Concentration (pg/mL)  Eganelisib + Nivolumab  Placebo + Nivolumab  (n=28)  (n=12)  Day 0  Day 15  Day 0  Day 15  *  Increased Immune Activation with Eganelisib + Nivolumab vs Nivolumab Alone in Peripheral Blood  *  NS  *p<.05 Two-Way ANOVA  Eganelisib + Nivolumab  Placebo + Nivolumab  (n=20)  (n=9)  Day 0  Day 15  Day 0  Day 15  Ki67+ PD1+ memory CD8 (cells/mL)   log2FC over baseline  *  *  *  IFN-�� Responsive Cytokines   CXCL10   T Cell Reinvigoration  Similar results for CXCL9 (not shown)

 TEAEs Leading to Treatment Discontinuation of Eganelisib/Placebo and/or Nivolumab   Hepatic TEAEs  Non-Hepatic TEAEs  Preferred Term (PT)  Egan + Nivo   N=33, n (%)  Placebo + Nivo   N=16 , n (%)  Total   N=49, n (%)  Patients with >=1 non-hepatic TEAE   5 (15.2)  2 (12.5)   7 (14.3)  Asthenia  2 (6.1)  0  2 (4.1)  Amylase increased  1 (3.0)  0  1 (2.0)  Lipase increased  1 (3.0)  0  1 (2.0)  Cardiac failure chronic  1 (3.0)  0  1 (2.0)  Diarrhoea  1 (3.0)  0  1 (2.0)  Decreased appetite  1 (3.0)  0  1 (2.0)  Hyperglycaemia  0  1 (6.3)  1 (2.0)  Ketoacidosis  0  1 (6.3)  1 (2.0)  Pemphigoid  0  1 (6.3)  1 (2.0)  Preferred Term (PT)  Egan + Nivo   N=33, n (%)  Placebo + Nivo   N=16 , n (%)  Total   N=49, n (%)  Patients with >=1 hepatic TEAE   7 (21.2)  0    7 (14.3)  Alanine aminotransferase increased  2 (6.1)  0  2 (4.1)  Aspartate aminotransferase increased  1 (3.0)  0  1 (2.0)  Hypertransaminasaemia  2 (6.1)  0  2 (4.1)  Hepatotoxicity  2 (6.1)  0  2 (4.1)  Hepatic cytolysis   1 (3.0)  0  1 (2.0)  Hepatic TEAEs  No Hy’s Law  No grade 5 hepatic TEAE  All hepatic Grade ≥3 TEAEs resolved in the combination arm except 2  One patient had grade 3 hepatotoxicity and subsequently died due to disease progression  One patient had grade 3 non-treatment -related ALP increased after treatment discontinuation for disease progression.  Mitigation:  Dose reduced to 30 mg for MARIO-275 (same dose as used for MARIO-3 (combo with atezo/nab-pac))  Increased, earlier LFT monitoring to allow earlier intervention  Database lock 15 Nov 2021

 ITT Two-Year Landmark Survival Analysis: 45% of Patients in the Eganelisib Plus Nivolumab Arm Alive vs 24% of Patients in the Nivolumab Control Arm  Overall Survival Results: ITT  HR of 0.58 (0.2737, 1.2394) Indicating 42% Reduction of Risk of Death  Data Snapshot 29 July 2022   Eganelisib + Nivolumab  Placebo + Nivolumab

 PD-L1(-) Two-Year Landmark Survival Analysis: 38% of Patients in the Eganelisib Plus Nivolumab Arm Are Alive vs 17% of Patients in the Nivolumab Control Arm  Data Snapshot 29 July 2022   Eganelisib + Nivolumab  Placebo + Nivolumab  Overall Survival Results: PD-L1(-)   HR of 0.59 (0.2081, 1.6796) Indicating 41% Reduction of Risk of Death

 SCCHN Clinical Data (MARIO-1) and Key Elements of the Planned Randomized Trial of Eganelisib + Pembro vs Pembro as First line treatment for Relapsed/metastatic SCCHN (MARIO-8)

 1st Line  Chemo “X”  2nd Line  Chemo “Y”  3rd Line  Immediate Prior Checkpoint Inhibitor  IPI-549 + Checkpoint  Treatment  Stable Disease  Partial Response  Progressive Disease  Eganelisib Response  MARIO-1 Study Start  PD Progressive Disease  PD  PD  PD  Tumor Burden  Study Concept:  Design examines the activity of eganelisib in patients not expected to respond to checkpoint inhibitor due to immediate prior therapeutic failure  MARIO-1: Eganelisib + Nivolumab Combination in Patients Having Progressed on Immediate Prior CPI Therapy

 Patient A: stage IV disease at study entry  Refractory to pembrolizumab after 15 months (best response PR)  63% tumor reduction   PFS: 11 months  Patient B: stage IV disease at study entry  Refractory to pembrolizumab after 5 months (best response SD)  36% tumor reduction   PFS: 7 months  Start of MARIO-1 Therapy After Progression on Immediately Prior CPI  Start of MARIO-1 therapy After Progression on Immediately Prior CPI  Overcoming Resistance to CPI in MARIO-1 SCCHN Patients Who Progressed on Immediate Prior Checkpoint Inhibitor Therapy  Cohen et al, SITC 2020 Data Snapshot 30 November 2020  Individual patient results may not be representative of overall trial results

 Most Common TEAEs (All Grade) in ≥15% of Patients (N=21)  Preferred Term /   Grouped Term  TEAE   (All)  Tx-Related TEAE (All)  Fatigue  13 (61.9)  9 (42.9)  Skin *  11 (52.4)  9 (42.9)  Pyrexia  9 (42.9)  3 (14.3)  Decreased Appetite  9 (42.9)  3 (14.3)  Hepatic **  6 (28.6)  5 (23.8)  Weight Decreased  6 (28.6)  0  Nausea  6 (28.6)  4 (19.0)  Diarrhea  6 (28.6)  0  Dyspnea  5 (23.8)  2 (9.5)  Abdominal Pain  5 (23.8)  2 (9.5)  Vomiting  4 (19.0)  2 (9.5)  Myalgia  4 (19.0)  2 (9.5)  Dizziness  4 (19.0)  1 (4.8)  Constipation  4 (19.0)  1 (4.8)  Headache  4 (19.0)  0  Preferred Term /   Grouped Term  TEAE   (≥ Grade 3)  Tx-Related TEAE   (≥ Grade 3)  Hepatic ** ^  5 (23.8)  4 (19.0)  Anemia  3 (14.3)  1 (4.8)  Skin *  2 (9.5)  2 (9.5)  Abdominal Pain  2 (9.5)  1 (4.8)  Nausea  2 (9.5)  1 (4.8)  Sepsis  2 (9.5)  0  Grade 3 and above TEAEs in ≥ 5% of Patients (N=21)  In the SCCHN Cohort in MARIO-1, Eganelisib + Nivolumab Had a Manageable Safety Profile at the 40 mg Eganelisib dose  Database Lock Date  13 Dec 2021  * Skin grouped terms: pruritis, rash, rash erythematous, rash macular, rash morbilliform, rash pruritic, urticaria  ** Hepatic grouped terms: alanine aminotransferase increased, aspartate aminotransferase increased, alkaline phosphatase increased, blood bilirubin increased, liver function test increased, transaminases increased  ^ 1 Grade 4 transaminases increased, no Hy’s law criteria met

 Total  N = 21  ≤ 2 Prior Lines  N = 11  ≥ 3 Prior Lines  N = 10  Best Overall Response         Partial Response (PR), n         Stable Disease (SD), n         Progressive Disease (PD), n     Not evaluable, n  2  7  10  2  2  2  5  2  0  5  5  0  Overall Response Rate (ORR) (PR), n (%)  2 (9.5)  2 (18.2)  0 (0)  Disease Control Rate (DCR)   (PR + SD), n (%)  9 (42.9)  4 (36.4)  5 (50.0)  Progression Free Survival (PFS in Months), Median (95%)  3.7 (1.9, 5.5)  5.3 (1.9, 11.1)  3.6 (0.5, 4.5)  Best % Change in Target Lesion Size   from Baseline  Encouraging PFS in Heavily Pretreated SCCHN Patients Who Had Progressed on Immediate Prior CPI Therapy  MARIO-1 SCCHN Cohort  2 or fewer prior therapies  3 or more prior therapies  Cohen et al, SITC 2020 Data Snapshot 30 November 2020  Keynote-048 (Burtness et al Lancet 2019)  mPFS for pembro monotherapy in recurrent/metastatic pts = 2.3 months  mPFS for pembro monotherapy in recurrent/metastatic pts with CPS ≥ 1 = 3.2 months  MARIO-1 Database lock 13 Dec 2021

 MARIO-8 Randomized Phase 2 Study in SCCHN: Optimizing Eganelisib Dosing in Combination with Pembrolizumab  Eganelisib Dosing Regimen 1  +  Pembrolizumab   Placebo +   Pembrolizumab  2:2:1  Estimated study start Q3 2023  Using an adaptive design in Part A, the eganelisib dosing regimen decision will be based on available efficacy and safety data from approximately 40-70 patients expected in 2H 2024  First Line Recurrent/Metastatic SCCHN (CPS >1%)  Primary endpoint OS  Key secondary: PFS, safety  Stratification: CPS 1-19% vs >20; HPV status  ~170 pts  Eganelisib Dosing Regimen 2  +  Pembrolizumab   Eganelisib  +  Pembrolizumab   ✅ optimum dose  Placebo  +   Pembrolizumab  Final PFS analysis  +/-Prelim OS  Final OS  PART A  PART B

 Summary  Encouraging data from heavily pretreated patients with advanced/metastatic head & neck squamous cell cancer, whose tumors had progressed on immediate prior ICI treatment, supports further development of eganelisib in this tumor type  Data supports potentially greater activity in earlier lines of treatment: first line recurrent/metastatic SCCHN in combination with pembrolizumab  FDA feedback has been received and Infinity plans to move forward with a randomized Phase 2 study in this indication that includes eganelisib dosing optimization*  Estimated Study start in Q3 2023, with dosing decision expected in 2H 2024  46  *Subject to submission of the final study protocol to the FDA and responses to FDA comments.

 Q&A Participants  47  Ezra Cohen, MD, FRCPSC, FASCO  Chief Medical Officer, Oncology, Tempus   Most recently, Chief, Division of Hematology-Oncology, and Associate Director of Clinical Science at UC San Diego Moores Cancer Center  Robert Ilaria, Jr, MD  Chief Medical Officer, Infinity Pharmaceuticals   Previously, BMS and Celgene, with leading roles on the CTLA-4 and PD-1 drug development teams   Nick Abbott, PhD  Principal, Abbott Biotech Consultancy   Most recently, Senior Analyst Equity Research,   Wells Fargo Corporate and Investment Banking

 Q & A

 Voruciclib: Oral CDK9 Inhibitor

 Scientific Rationale & Mechanism of Action

 Voruciclib is an Orally Administered CDK9 Inhibitor: Targeting Cell Proliferation Regulation  51  Increased Mcl-1 is associated with poor prognosis in AML and CLL and is an established venetoclax resistance mechanism  Venetoclax inhibits BCL2 but can lead to stabilization of Mcl-1  Voruciclib inhibits Mcl-1 via CDK9 inhibition   CDK9 Regulates Two Important Cell Proliferation Drivers  MYC gene is over expressed in many cancers, including those with KRAS mutations  Inhibition of CDK9 leads to reduced transcription and stability of Myc  Voruciclib downregulates Myc via CDK9 inhibition  Myc – Oncoprotein that drives growth and proliferation in many tumor types  Mcl-1 – Pro-survival protein in the BCL-2 family

 Voruciclib is an Oral, Selective and Specific CDK9 Inhibitor  Cyclin dependent kinases (CDK) bind with cyclins to regulate the cell cycle and transcription  Voruciclib inhibits CDK9   Higher specificity and longer residence time on target vs CDK 4, 6 &1  Greater selectivity against CDKs relative to other kinases  52

 Preclinical Studies Show Synergy with Venetoclax

    Initial Development Focus: Address Upregulation of MCL1 Associated with Venetoclax  54  Increased Mcl-1 is an established venetoclax resistance mechanismand is associated with poor outcomes in AML and CLL  Hypothesis  ?  Venetoclax inhibits BCL2 but can lead to stabilization of Mcl-1  Voruciclib inhibits MCL1 gene transcription via CDK9 inhibition  Inhibition of MCL1 can restore sensitivity to venetoclax

 Voruciclib Synergizes with Venetoclax in AML Murine Xenograft Model  55  Luedtke, et al. Signal Transduct Ther (2020)  Suppresses Mcl-1 Level  Extends Survival in MV4-11 Tumor  Increases Apoptosis  VOR (nM)  VEN (nM)  0  0  0  12.5  0  25  0  50  500  0  1000  0  2000  0  1000  12.5  1000  25  2000  12.5  2000  25  VEN  VOR  VOR + VEN  a.  b.  c.

 Voruciclib Synergizes with Venetoclax in Multiple Models, Including High Risk DLBCL Murine Xenograft Models  56  Dey et al. Nature Sci Rep 2017  Suppresses Mcl-1 Level  Inhibits Tumor Growth  a.  b.

 Clinical Studies in Solid Tumors

 58  68 PTS ENROLLED IN 2 DOSE ESCALATION/EXPANSION STUDIES EVALUATING 2 DOSING SCHEDULES  SAFETY  Maximum Tolerated Dose (MTD)  600 mg on intermittent dosing of 14 days on/7 days off  350 mg on continuous daily dosing  Most common adverse events (AE) involved the gastrointestinal tract  No neutropenia  No pulmonary toxicity  No effect on QTc  EFFICACY  Intermittent dosing: 1 patient with partial response and 8 with stable diseases lasting 2 to 6 months  Daily dosing: 12 patients with stable disease lasting a median of 15 weeks  Key Findings in 2 Monotherapy Phase 1 Studies in Solid Tumors  MEIP Anticipates   Therapeutic Voruciclib   Dose in Combination with   Venetoclax is 100-200 mg   Intermittently  Solid tumor studies by prior sponsor (Piramal) as a CDK 4-6 inhibitor

 Decreased c-MYC Expression Observed in Phase 1 Study in Solid Tumors  59  10 gene biomarkers evaluated in blood in daily dosing study  c-MYC expression decreased in ~60% patients tested (n=25)

 Current Clinical Study in Hematologic Malignancies

 Voruciclib Pivot to Hematologic Malignancies Based on Clear Scientific Evidence and Medical Need   Rationale  Recognition that voruciclib is primarily a CDK9 inhibitor  Evidence of effect in CLL patient samples and synergy with venetoclax in preclinical models  Goal is to overcome the most common mechanism of resistance to venetoclax  Focus on diseases where venetoclax is approved and clear medical need identified   Acute Myeloid Leukemia (AML)   Chronic Lymphocytic Leukemia (CLL)  61

 62  Ongoing Phase 1 Study of Voruciclib Alone and in Combination with Venetoclax in AML and B-cell Malignancies  Voruciclib monotherapy dose escalation in AML and B-cell Malignancies  Completed (N = 40)  Voruciclib + Venetoclaxdose escalation in AML  Enrolling  V2  Study population  Relapsed/Refractory B-cell malignancies  Relapsed/Refractory AML  Dose escalation with standard 3+3 design  Single agent  In combination with venetoclax  100 mg  150 mg  200 mg  50 mg  50 mg  100 mg  150 mg  50 qod  200 mg  Endpoints  Safety and tolerability  Pharmacokinetics  Biologic correlative studies  BH3 profiling, MCL-1 expression   Molecular mutations analysis  Preliminary efficacy

 Monotherapy Safety Results Do Not Suggest Overlapping Toxicity with Venetoclax in Patients with AML or B-cell Malignancies  63  Group I(n=16)  Group II(n=13)   n (%)  Gr 3  Gr 4  Gr 3  Gr 4  Acute respiratory failure  0  1 (6.3)  0  0  Dyspnea exertional  0  1 (6.3)  0  0  Respiratory failure  0  1 (6.3)  0  0  Hypoxia  1 (6.3)  0  0  0  Interstitial lung disease  1 (6.3)  0  0  0  Pneumonitis  1 (6.3)  0  0  0  AML differentiation syndrome  1 (6.3)  0  0  0  Lymphocyte count decreased  1 (6.3)  0  0  0  Malignant pleural effusion  1 (6.3)  0  0  0  Neutropenia  0  0  0  1 (7.7)  Thrombocytopenia  0  0  0  1 (7.7)  Anemia  0  0  1 (7.7)  0  Grade 3-4 Treatment-Related Adverse Events  Grade 3-4 treatment-related AEs in Group I were primarily pulmonary and affected 3 patients  No Grade 3-4 drug-related neutropenia in patients with B-cell malignancies (Group I and II)  No tumor lysis syndrome  The 4-week mortality was 17% (4 in Group I and 1 in Group II), all associated with disease progression  * A patient may have ≥1 AE reported  Voruciclib at doses up to 200 mg for 14 days in a 28-day cycle was well tolerated, with no DLTs  Konopleva, ASH 2021  Group 1 = 50 and 100 mg daily continuously | Group 2 = 100, 150, and 200 mg 14 days on/14 days off     *  *

 Key Findings From Monotherapy Ph 1 Study in Hematologic Malignancies (N = 40 pts)  Safety/Tolerability  Dose limiting toxicity (DLT) of respiratory failure at 100 mg daily in 2 pts with AML  Confounded by prior allogeneic transplant and AML differentiation syndrome  No DLTs on intermittent dosing at 100, 150 and 200 mg  Dose escalation stopped without reaching maximum tolerated dose (MTD)  150 - 200 mg expected to inhibit CDK9 based on preclinical studies  Konopleva et al, ASH 2021  64  Clinical Activity  Evidence of single agent antitumor activity  1 patient with follicular lymphoma achieved a near partial response (46% reduction in tumor size) lasting 6 months  1 patient with diffuse large B-cell lymphoma had stable disease lasting 4 months  1 patient with AML achieved a Morphology Leukemia Free State  Disease Control Rate = 50% in 24 patients administered voruciclib on 14 days on/14 days off schedule

 Ongoing Evaluation of Voruciclib + Venetoclax in Relapsed/Refractor (R/R) AML Demonstrates Encouraging Signs of Clinical Activity at Low Dose  Dose escalation began from a very low dose of 50 mg every-other-day  Requested by FDA due to the introduction of a new formulation   Encouraging results in 2 patients in 6 patient cohort at 50 mg every-other-day  Partial remission after 1 cycle in a patient who had received 4 prior therapies including standard induction chemotherapy, stem cell transplant and venetoclax-azacitidine   Decreased transfusion requirement in 1 patient  No new safety findings compared to single-agent results  Enrollment ongoing at higher dose levels  65

 Clinical Development Plan

 Acute Myeloid Leukemia  Venetoclax in combination with a hypomethylating agent (e.g. azacitidine) or low-dose cytarabine is standard of care in unfit patients with previously untreated AML  Median overall survival of 15 months with venetoclax-azacitidine1 indicates further improvement is needed  Voruciclib in combination with venetoclax-azacitidine may improve response rate and overall survival and represents a significant medical need  An additional medical need is in patients with AML after failure of standard therapies  Median overall survival of <6 months with current approaches indicates further improvement needed   Voruciclib Clinical Development Strategy  67  1. DiNardo, NEJM 2020  Chronic Lymphocytic Leukemia  Venetoclax-rituximab is an approved combination for the treatment of relapsed CLL  Voruciclib in combination with venetoclax-rituximab may improve response rate and Progression Free Survival (PFS) and represents a medical need in this disease

 Voruciclib Summary  Oral CDK9 inhibitor: Pre-clinical data demonstrate down regulation of Mcl-1 and synergy with venetoclax in multiple hematologic malignancy models  Increased Mcl-1 is clinically established as a venetoclax resistance mechanism  Early clinical data demonstrates encouraging initial tolerability and activity  No overlapping toxicity with venetoclax predicted and no significant myelosuppression observed as monotherapy  The ongoing Phase 1b trial is expected to report initial results from the combination regimen around the end of 2023  Proof of principle of combination will support voruciclib value in combination where venetoclax is standard of care  68

 ME-344: Mitochondrial Inhibitor

 Scientific Rationale & Mechanism of Action

 ME-344: A Potential Novel Mechanism of Action to Address Multiple Cancers in Combination with Anti-angiogenic Therapies Like Avastin®  ME-344 blocks the production of adenosine triphosphate (ATP), a source of cellular energy, by inhibiting the OXPHOS pathway.  Anti-angiogenic therapies, like Avastin, result in reducing glycolysis, another source of energy for cells  Cancer cells need significant amounts of energy to grow, and can switch between mitochondria and glycolytic metabolic pathways to escape the blocking of either energy source  The potential to inhibit both mitochondrial energy production via ME-344 and glycolytic energy production via VEGF inhibition (e.g., Avastin) is intended to result in synthetic lethality of cancer cells  71  3  Energy for cancer cells growth  2  Glycolytic Energy  1  Mitochondrial Energy  4  Tumor cell proliferation and growth  ME-344  Avastin  X  X

 Non-Clinical Studies

 Log10 IC50 (uM)  IC50 Rank (of 240 cancer cell lines)  Inhibits cancer cell lines proliferation  Inhibits ovarian cancer stem cell proliferation  73  ME-344 as a Single Agent is an Inhibitor of Cancer Cell Proliferation in Pre-Clinical Models  Color by Sensitive/Resistant   Resistant   Sensitive  Data on file  ME-344 displays nM potency against cell lines from multiple solid tumors and AML  ME-344 shows minimal effects on normal cells

 Decreases Tumor Volume  Data on file  ME-344 + REGORAFENIB DECREASES MEAN TUMOR VOLUMES AND EXTENDS SURVIVAL   Improves Survival  74  ME-344 Synergizes with Anti-angiogenic TKI to Enhance Antitumor Effect in Colorectal Cancer Xenograft Model

 Clinical Studies in Solid Tumors

 ME-344 Initial Studies in Solid Tumors  76

 Treatment-Related Adverse Events in ≥10% of Patients (N= 30)  Toxicitya  Grade 1  Grade 2  Grade 3  Total  Neuropathyb  1 (3%)  1 (3%)  4 (14%)  6 (20%)  Nausea  4 (13%)  2 (7%)  0  6 (20%)  Dizziness  3 (10%)  1 (3%)  2 (7%)  6 (20%)  Fatigue  2 (7%)  3 (10%)  0  5 (17%)  Vomiting  2 (7%)  2 (7%)  0  4 (13%)  Diarrhea  1 (3%)  2 (7%)  0  3 (10%)  Asthenia  1 (3%)  1 (3%)  1 (3%)  3 (10%)  a No grade 4 treatment-related adverse events reported.  b Includes peripheral neuropathy, peripheral motor neuropathy, and peripheral sensory neuropathy  Bendel et al. Cancer 2015  77  ME-344 Monotherapy Phase 1 Dose Escalation Study - Key Safety Findings

 Duration of ME-344 therapy vs immediate prior therapyin patients achieving a partial response or stable disease  Bendel et al. Cancer 2015  1 PR in SCLC lasting 52 weeks  10 SD  DCR = 37% (11/30 pts)  Proprietary & Confidential  78  ME-344 Monotherapy Ph 1 Dose Escalation Study – Key Efficacy Findings

 Clinical Study Objectives:   Assess ability of bevacizumab to shift tumor reliance from glycolysis to mitochondrial metabolism  Assess ability of ME-344 + Avastin to inhibit tumor proliferation compared to Avastin + placebo  Arm A  Arm B  Bevacizumab 15 mg/kg day 1  ME-344 10mg/kg days 8, 15, 21  Bevacizumab 15 mg/kg day 1  Saline 500cc days 8, 15, 21  Treatment-naïve HER2-negative breast cancer  Analysis:  FDG-PET: days 1 and 28  Biopsy: days 1 and 28  Sponsored by Spanish National Cancer Research Centre  Demonstrating Clinical Proof of Concept of ME-344 as a Novel Mitochondrial Inhibitor with the Potential to Prevent Anti-Angiogenic Escape in Combination with Bevacizumab  79  Qunitela-Fandino, Clin Cancer Res (2020) 26 (1): 35–45.

 ME-344 in combination with bevacizumab in Her2-negative breast cancer patients demonstrated anti-tumor activity as evidenced by decreased Ki67  ME-344: A Novel Mitochondrial Inhibitor with the Potential to Prevent Anti-Angiogenic Escape in Combination with Bevacizumab  80  Qunitela-Fandino, Clin Cancer Res (2020) 26 (1): 35–45.

 Current Clinical Study in Colorectal Cancer

 Cohort 1  ME-344 + Bevacizumab  28-day cycle  N = 20  (Open expansion cohort if 4-mo PFS of > 20%)  Cohort 1 Expansion  ME-344 + Bevacizumab  28-day cycle  N = 20  TREATMENT UNTIL DISEASE PROGRESSION OR UNACCEPTABLE TOXICITY  RELAPSED/REFRACTORY COLORECTAL CANCER  Patients with progressive disease after failed prior therapy and no available approved option  PRIMARY OBJECTIVE: PFS  SECONDARY OBJECTIVES: OS, safety  FPI 1H 2023  Phase 1b Study Intended to Show Clinical Proof-of-Concept of ME-344 in Combination with VEGF Inhibition in Recurrent Metastatic Colorectal cancer  82  Data Read Out ~Q4 2023

 Clinical Development Plan

 Colorectal Cancer  Oral TKI VGEF inhibitors and trifluridine-tipiracilare ± bevacizumab are standard treatment options for patients with colorectal cancer after failures of standard therapies  Median overall survival of 6-12 months indicates a significant medical need  ME-344 in combination with bevacizumab may improve response rate and overall survival and represents an attractive registration strategy  ME-344 Clinical Development Strategy  84  Other Cancers  VGEF inhibitors like Avastin and regorafenib are approved in multiple solid tumor indications, providing opportunities to expand combinatorial use of ME-344 beyond colorectal cancer patients.   Examples include gastrointestinal stromal tumors, hepatocellular carcinoma, ovarian cancer and renal cell carcinoma

 ME-344 Summary  85  ME-344 demonstrated Ki67 decrease in combination with Avastin compared to placebo in HER2-negative breast cancer study, indicative of antitumor activity  Pharmacodynamics supports on-target effect  Normalized tumor vasculature and hypoxia correction correlate with enhanced antitumor activity  Phase 1b trial evaluating ME-344 + bevacizumab in patients with relapsed metastatic colorectal cancer intended to show proof of principle:  Data to support ME-344 value in combination with bevacizumab/VEGF inhibition  Data from the Phase 1b study to support opening enrollment in an expansion cohort are expected around the end of 2023   ME-344 demonstrated potential to prevent anti-angiogenic escape with Avastin in patients and with VGEF TKIs in multiple pre-clinical models

 Q&A Participants  86  Nick Abbott, PhD  Principal, Abbott Biotech Consultancy   Most recently, Senior Analyst Equity Research,   Wells Fargo Corporate and Investment Banking   Richard Ghalie, MD  Chief Medical Officer, MEI Pharma  Formerly Ligand, Favrille and others, and practicing oncologist

 Q & A

 A Combined Company with Significant Opportunities for Value Creation  88  Three differentiated, promising, clinical candidates based on solid science and data*  Pipeline led by planned eganelisib Phase 2 Study in Squamous cell carcinoma of the head & neck (SCCHN)  Voruciclib + Venclexta® P1 Study: Initial Results ~YE 2023  ME-344 + Avastin® P1 Study: Initial Results ~YE 2023  Eganelisib + Keytruda® P2 Study:   Initial Safety/Efficacy 2H 2024  Utilize understandings of biology to overcome resistance mechanisms of standard of care therapies  Anticipated Cash at closing of ~$100M expected to fund operations to mid-2025 and clinical data over the next ~6-24 months  Experienced Leadership Team  Advance potential first-in-class programs to value creating transactions or commercialization  *Dates refer to expected timelines.